POWER OF ATTORNEY

I, Pamela H. Patsley, do hereby appoint Timothy C. Everett, Corinna Ulrich and Carolyn J. Eshleman, as my true and lawful attorneys-in-fact (each an "Attorney-in-Fact" and, collectively, the "Attorneys-in-Fact"), each, individually or jointly, with full power of substitution and resubstitution, to have full power and authority to act in my name, place and stead and on my behalf to:

1)	execute and deliver for and on behalf of me, in my capacity as one or more of an officer, director, or significant stockholder of MoneyGram International,
Inc. or any of its subsidiaries (collectively, the "Company"), reports, schedules, or other filings with respect to the reporting of ownership of or transactions in securities of the Company required to be made under the
Securities Exchange Act of 1934, as amended (the "Exchange Act") or the
Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder, including without limitation, Schedules 13D and 13G, Forms 3, 4 and
5 and Form 144 and any amendments, corrections, supplements or other changes thereto;

2)	do and perform any and all acts for and on behalf of me that such
Attorney-in-Fact (in his or her sole discretion) determines may be necessary or desirable to complete and execute any such reports, schedules or other filings and timely file same with the U.S. Securities and Exchange Commission and any stock exchange or other authority; and

3)	take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such Attorney-in-Fact on behalf of me pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in his or her sole discretion.

I hereby ratify and confirm all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, (i) any of my responsibilities to comply with the requirements of the Exchange Act or the Securities Act or any liability for my failure to comply with such requirements, or (ii) any obligation or liability I incur for profit disgorgement under Section 16(b) of the Exchange Act. I further acknowledge that this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the Securities Act.

This Power of Attorney shall remain in full force and effect until I am no longer subject to Sections 13 and 16 of the Exchange Act and Rule 144 of the Securities Act with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of August 6, 2010.

Signature:	/s/ Pamela H. Patsley

Name:	Pamela H. Patsley